Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended September 30, 2026

Results for the Quarter Ended September 30, 2026, and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.34, compared to $0.40 for the quarter ended June 30, 2026

•

Net asset value (“NAV”) per share as of the end of the quarter was $12.86, compared to $13.37 as of June 30, 2026, representing a 3.8% decrease. The decline was driven by a net loss on the portfolio; this loss can be attributed to credit-related weakness concentrated in a limited number of positions partially offset by net investment income in excess of the dividend

•	New investment commitments made during the quarter totaled $0.9 million to existing borrowers(1)

•	Gross fundings, excluding revolver fundings,(2) totaled $11 million for the quarter

•	Net repayments, including revolvers(2) totaled $189 million for the quarter, including a $28.0 million repayment from Merx reducing the position to 1.7% of the total portfolio, as of quarter-end

•	Net leverage(3) was 1.43x as of September 30, 2026

•	On November 4, 2026, the Company’s Board of Directors (the “Board”) declared a dividend of $0.31 per share payable on December 22, 2026, to stockholders of record as of December 8, 2026(4)

•

On October 27, 2026, Ares Capital Corporation (NASDAQ: ARCC) announced that it has agreed to acquire MFIC in a stock-and-cash transaction (the “Transaction”) valued at $10.88 per MFIC common share, consisting of $9.67 in ARCC stock and $1.21 in cash(5)

New York, NY — November 5, 2026 — MidCap Financial Investment Corporation (NASDAQ: MFIC) (“MFIC” or the “Company”) today announced financial results for the quarter ended September 30, 2026. The Company’s net investment income was $0.34 per share for the quarter ended September 30, 2026, compared to $0.40 per share for the quarter ended June 30, 2026. The Company’s NAV was $12.86 per share as of September 30, 2026, compared to $13.37 as of June 30, 2026.

On November 4, 2026, the Board declared a quarterly dividend of $0.31 per share payable on December 22, 2026, to stockholders of record as of December 8, 2026.

(1)	Commitments made for the direct origination portfolio.
(2)

During the quarter ended September 30, 2026, direct origination revolver fundings totaled $26 million, direct origination revolver repayments totaled $25 million and Merx Aviation Finance, LLC repaid $28.0 million.

(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)

There can be no assurances that the Board will continue to declare a base dividend of $0.31 per share. Prior to the closing of the Transaction, the Company will declare one or more distributions in order to distribute all of its previously undistributed investment company taxable income, any prior year shortfall and net capital gain and to maintain its qualification as a “regulated investment company” under the Internal Revenue Code of 1986, as amended (the “Code”).

(5)	Additional information is available in MFIC’s Current Report on Form 8-K filed with the SEC on October 27, 2026.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total assets	$2.65	$2.86	$3.07	$3.32	$3.31
Investment portfolio (fair value)	$2.55	$2.77	$2.97	$3.17	$3.18
Debt outstanding	$1.58	$1.74	$1.87	$2.00	$1.92
Net assets	$1.06	$1.10	$1.18	$1.31	$1.37
Net asset value per share	$12.86	$13.37	$13.82	$14.18	$14.66
Debt-to-equity ratio	1.49 x	1.58 x	1.59 x	1.53 x	1.40 x
Net leverage ratio (1)	1.43 x	1.54 x	1.55 x	1.45 x	1.35 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)*	2026	2025	2026	2025
Investments made in portfolio companies	$36.5	$400.4	$186.2	$1,081.0
Investments sold	(5.0)	(37.5)	(108.1)	(96.4)

Net activity before repaid investments	31.6	362.8	78.1	984.6
Investments repaid	(220.3)	(510.9)	(568.7)	(818.3)

Net investment activity	$(188.7)	$(148.0)	$(490.6)	$166.3

Portfolio companies, at beginning of period	229	249	247	233
Number of investments in new portfolio companies	1	9	3	43
Number of exited companies	(9)	(12)	(29)	(30)

Portfolio companies at end of period	221	246	221	246

Number of investments in existing portfolio companies	69	83	117	241

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)*	2026	2025	2026	2025
Net investment income	$27.6	$35.3	$94.6	$106.0

Net realized and change in unrealized gains (losses)	(44.0)	(7.9)	(155.4)	(30.1)

Net increase (decrease) in net assets resulting from operations	$(16.4)	$27.5	$(60.8)	$75.9

(per share)* (1)
Net investment income on per average share basis	$0.34	$0.38	$1.11	$1.13

Net realized and change in unrealized gain (loss) per share	(0.54)	(0.09)	(1.82)	(0.32)

Earnings per share — basic	$(0.20)	$0.29	$(0.71)	$0.81

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM*

During the three months ended September 30, 2026, the Company did not repurchase any shares.

Since the inception of the share repurchase program in August 2015 and through November 4, 2026, the Company has approved seven stock repurchase plans, and repurchased 27.0 million shares of common stock for a total cost of $375.0 million, inclusive of commissions.

In connection with the Transaction, the Company has suspended its share repurchase program and will suspend its dividend reinvestment plan in the near term.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of September 30, 2026, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $5.3 million, totaled $1.6 billion, which was comprised of $80 million of Senior Unsecured Notes, which will mature on December 15, 2028, $456 million outstanding secured debt in MFIC Bethesda CLO 1 LLC, $399 million outstanding secured debt in MFIC Bethesda CLO 2 LLC, and $648 million outstanding under the Company’s senior secured, multi-currency, revolving credit facility (the “Facility” and as amended, the “Amended Senior Secured Facility”). As of September 30, 2026, no standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $962 million as of September 30, 2026, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

Borrowings under the Amended Senior Secured Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Amended Senior Secured Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”). Terms used in this disclosure have the meanings set forth in the Amended Senior Secured Facility.

In connection with the Transaction, the Facility is expected to be repaid in full and terminated upon the closing of the Transaction. In addition, ARCC may request that the Company issue one or more notices of optional redemption for the Senior Unsecured Notes, conditioned on the closing of the Transaction.

As previously announced, in light of the Transaction, MFIC will not hold a conference call.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025 were as follows:

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Portfolio composition, at fair value:
First lien secured debt	95%	94%	95%	95%	95%
Second lien secured debt	0%	0%	0%	0%	0%

Total secured debt	95%	94%	95%	95%	95%
Unsecured debt	0%	0%	0%	0%	0%
Structured products and other	0%	1%	0%	0%	1%
Preferred equity	2%	2%	1%	1%	1%
Common equity/interests and warrants	3%	3%	4%	4%	3%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.6%	9.5%	9.5%	9.7%	10.2%
Second lien secured debt (2)	0.0%	0.0%	0.0%	13.0%	13.5%
Total secured debt (2)	9.6%	9.5%	9.5%	9.7%	10.2%
Unsecured debt portfolio (2)	0.0%	11.1%	11.1%	11.1%	11.1%
Total debt portfolio (2)	9.6%	9.5%	9.5%	9.7%	10.2%
Total portfolio (3)	7.9%	8.1%	8.3%	8.6%	9.0%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.3 billion	$2.5 billion	$2.7 billion	$2.9 billion	$2.9 billion
Fixed rate, as percentage of total	0%	0%	0%	0%	0%
Floating rate, as percentage of total	100%	100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.3 billion	$2.6 billion	$2.8 billion	$2.9 billion	$2.9 billion
Fixed rate, as percentage of total	0%	0%	0%	0%	0%
Floating rate, as percentage of total	100%	100%	100%	100%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,457,040 and $2,955,173, respectively)	$2,271,232	$2,819,511
Non-controlled/affiliated investments (cost — $228,518 and $176,978, respectively)	131,913	107,111
Controlled investments (cost — $166,475 and $224,619, respectively)	142,000	241,216
Cash and cash equivalents	57,379	98,184
Foreign currencies (cost — $311 and $1,286, respectively)	270	1,264
Receivable for investments sold	6,738	6,253
Interest receivable	22,243	23,678
Dividends receivable	—	630
Deferred financing costs	20,637	23,626
Unrealized appreciation on foreign currency forward contracts	1,256	—
Prepaid expenses and other assets	1,053	2,171

Total Assets	$2,654,721	$3,323,644

Liabilities
Debt (net of deferred financing costs and unamortized original discount of $5,281 and $5,838, respectively)	$1,577,719	$1,995,210
Payable for investments purchased	41	558
Management fees payable	4,858	6,034
Interest payable	10,036	12,867
Accrued administrative services expense	1,052	228
Other liabilities and accrued expenses	1,666	1,486

Total Liabilities	$1,595,372	$2,016,383

Commitments and contingencies (Note 8)

Net Assets	$1,059,349	$1,307,261

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 82,372,628 and 92,211,869 shares issued and outstanding, respectively)	$82	$92
Capital in excess of par value	2,545,065	2,652,891
Accumulated under-distributed (over-distributed) earnings	(1,485,798)	(1,345,722)

Net Assets	$1,059,349	$1,307,261

Net Asset Value Per Share	$12.86	$14.18

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$56,253	$72,964	$179,422	$212,495
Dividend income	—	—	88	—
PIK interest income	2,607	3,785	10,717	11,724
Other income	444	458	1,600	1,003
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	877	1,548	2,816	4,293
Dividend income	201	200	654	640
PIK interest income	275	407	445	1,162
Other income	17	—	17	—
Controlled investments:
Interest income (excluding PIK interest income)	1,308	3,214	6,276	11,193
Other income	—	—	—	10

Total Investment Income	$61,982	$82,576	$202,035	$242,520

Expenses
Management fees	$4,858	$6,069	$15,631	$18,209
Performance-based incentive fees	—	5,818	—	16,100
Interest and other debt expenses	26,046	33,038	81,598	96,083
Administrative services expense	1,357	1,029	3,908	3,055
Other general and administrative expenses	2,188	1,599	6,451	4,457

Total expenses	34,449	47,553	107,588	137,904

Expense reimbursements	(63)	(284)	(187)	(1,370)

Net Expenses	$34,386	$47,269	$107,401	$136,534

Net Investment Income	$27,596	$35,307	$94,634	$105,986

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(28,719)	$(18,988)	$(38,410)	$(32,187)
Non-controlled/affiliated investments	(82)	(19)	(213)	(324)
Controlled investments	(6)	—	(8)	—
Foreign currency forward contracts	(287)	—	951	(610)
Foreign currency transactions	2	(160)	(4,325)	(196)

Net realized gains (losses)	(29,092)	(19,167)	(42,005)	(33,317)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	6,500	(3,688)	(50,150)	(12,300)
Non-controlled/affiliated investments	(8,247)	(1,173)	(26,738)	(3,565)
Controlled investments	(13,674)	15,316	(41,072)	21,610
Foreign currency forward contracts	485	—	1,256	(9)
Foreign currency translations	(3)	859	3,264	(2,505)

Net change in unrealized gains (losses)	(14,939)	11,314	(113,440)	3,231

Net Realized and Change in Unrealized Gains (Losses)	$(44,031)	$(7,853)	$(155,445)	$(30,086)

Net Increase (Decrease) in Net Assets Resulting from Operations	$(16,435)	$27,454	$(60,811)	$75,900

Earnings (Loss) Per Share — Basic	$(0.20)	$0.29	$(0.71)	$0.81

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Company’s filings with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K and quarterly reports on Form 10-Q, contain this and other information about the Company and should be read carefully before investing. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company under the 1940 Act. For tax purposes, the Company has elected to be treated as a regulated investment company under Subchapter M of the Code. The Company is externally managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries, a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in earnings before interest, taxes, depreciation and amortization, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

About Ares Capital Corporation

Founded in 2004, ARCC is a leading specialty finance company focused on providing direct loans and other investments in private middle-market companies in the United States. ARCC’s objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which oftentimes can lead to economic growth and employment. ARCC believes its loans and other investments in these companies can help generate attractive levels of current income and potential capital appreciation for investors. ARCC, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. ARCC has elected to be regulated as a BDC and was the largest publicly traded BDC by market capitalization as of September 30, 2026. ARCC is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager. For more information about Ares Capital, visit www.arescapitalcorp.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition, including statements regarding the Transaction pursuant to a definitive merger agreement (the “Merger Agreement”) under which ARCC will acquire the Company. The forward-looking statements may include statements as to: the consummation of the Transaction, the future operating results of ARCC, the Company and, following the closing of the Transaction, the combined company, and distribution projections; business prospects of ARCC, the Company and the combined company, and the prospects of their portfolio companies; and the impact of the investments that ARCC, the Company and the combined company expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “could,” “estimate,” “overestimate,” “underestimate,” “project,” “intend,” “may,” “will,” “endeavor,” “potential,” “predict,” “continue,” “target” and “would” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Certain factors could cause actual results and conditions to differ materially from those planned, projected, or estimated, including the uncertainties associated with (i) the ability of the parties to consummate the Transaction on the expected timeline, or at all; (ii) the failure of the Company’s stockholders to approve the Transaction and the other Proposals (as defined below); (iii) the possibility that any or all of the various conditions to the consummation of the Transaction, including the receipt of any required regulatory approvals, may not be satisfied or waived on a timely basis or at all, and including the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction or may require conditions, limitations or restrictions in connection with such approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee; (v) the possibility that competing offers or acquisition proposals for the Company will be made; (vi) ARCC’s ability to realize the anticipated benefits of the Transaction, including the expected accretion to ARCC’s core earnings and the expected elimination of certain expenses and costs, including as a result of delay in completing the Transaction or integrating the businesses of the Company and ARCC; (vii) the amount of the special distribution from the Company’s undistributed taxable income, the NAV per share of ARCC and the trading price of ARCC common stock, each of which will affect the number of shares of ARCC common stock issued in the Transaction; (viii) risks related to diverting management’s attention from ongoing business operations and the effect of the announcement or pendency of the Transaction on the business relationships, operating results and business generally of ARCC and the Company; (ix) the combined company’s plans, expectations, objectives and intentions as a result of the Transaction, including the integration of the Company’s portfolio; (x) the future operating results and net investment income projections of ARCC, the Company or, following the closing of the Transaction, the combined company; (xi) the ability of Ares Management to implement its future plans with respect to the combined company and to attract and retain highly talented professionals; (xii) the business prospects of ARCC, the Company or the combined company and the ability of their portfolio companies to achieve their objectives; (xiii) the expected financings and investments and additional leverage that ARCC, the Company or the combined company may seek to incur in the future; (xiv) the adequacy of the cash resources and working capital of ARCC, the Company or the combined company; (xv) the timing of cash flows, if any, from the operations of the portfolio companies of ARCC, the Company or the combined company; (xvi) the ability of ARCC and the combined company to maintain their qualification as a business development company under the 1940 Act, and as a regulated investment company under Subchapter M of the Code; (xvii) general economic, political and market conditions, including changes in interest rates and credit spreads; (xviii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xix) the risk that stockholder litigation in connection with the Transaction may result in significant costs of defense and liability; (xx) unexpected costs, charges or expenses resulting from the Transaction, and (xxi) such other factors as are described under the heading “Risk Factors” in ARCC’s and the Company’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings with the SEC. Any forward-looking statements speak only as of the date of this press release. ARCC and the Company have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although ARCC and the Company undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that ARCC and/or the Company in the future may file with the SEC, including the Proxy Statement/Prospectus and the Registration Statement (in each case, as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in ARCC, the Company or in any fund or other investment vehicle managed by Ares Management, Apollo Management or any of their respective affiliates.

Additional Information and Where to Find It

This press release relates to the proposed Transaction and certain related matters (the “Proposals”). In connection with the Proposals, ARCC will file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include a proxy statement of the Company and a prospectus of ARCC (the “Proxy Statement/Prospectus”), and the Company will mail the Proxy Statement/Prospectus to its stockholders. The Proxy Statement/Prospectus and the Registration Statement will each contain important information about ARCC, the Company, the Transaction and the Proposals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS IN ARCC AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCC, THE COMPANY, THE TRANSACTION AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by ARCC, from ARCC’s website at www.arescapitalcorp.com, and, for documents filed by the Company, from the Company’s website at https://www.midcapfinancialic.com.

Participants in the Solicitation

ARCC, its directors, certain of its executive officers and certain employees and officers of Ares Management and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of ARCC is set forth in its proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on March 5, 2026. The Company, its directors, certain of its executive officers and certain employees and officers of Apollo Management and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2026. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it becomes available. These documents may be obtained free of charge from the sources indicated above.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com

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